UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 24, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01 – Regulation FD Disclosure

On March 24, 2006, NovaStar Financial, Inc. (“the Company”) announced the signing of a definitive agreement to buy approximately $940 million of nonconforming mortgage loans, pending due-diligence. The Company also announced that it intends to permanently finance these mortgage assets by including them in an asset backed securitization during the second quarter of 2006. This securitization is expected to be structured as a financing transaction for both financial reporting (GAAP) and federal income tax purposes.

In addition to the securitization of the recently purchased mortgage loans, NovaStar announced that it intended to structure its first securitization in 2006, a $1.35 billion transaction, as an on-balance sheet financing transaction for both GAAP and tax purposes. The press release announcing the purchase of this bulk loan pool is included as Exhibit 99 and is incorporated herein by reference.

References to the registrant’s website do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99	NovaStar Financial Agrees to Purchase $940 million Bulk Loan Pool.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: March 24, 2006	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit

Number

99	NovaStar Financial Agrees to Purchase $940 million Bulk Loan Pool.